UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Chicago Mercantile Exchange Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following information is available on Chicago Mercantile Exchange Holdings Inc.’s Web site:

[Information regarding the Special Meeting of Class B shareholders has been posted on Chicago Mercantile Exchange Holdings Inc.’s (“CME Holdings”) Web site and can be accessed two ways: by clicking on the “More Information” link under the heading “CME Eurodollar Proposal for Class B Shareholders” on the home page or by clicking on the “Membership” link on the home page under the heading “Trading at CME” and then clicking on the “March 16 Class B Shareholder Vote” link. Both links provide access to the information and materials regarding the Special Meeting described below. We refer to the following information as the “Special Meeting portion” of CME Holdings’ Web site:]

[Special Meeting portion of CME Holdings’ Web site:]

March 16 Special Meeting of Class B Shareholders

CME to hold special meeting for Class B Shareholders to vote on a proposal that would give CME’s Board of Directors authority to transition the front two Eurodollar futures contract months to GLOBEX® under certain circumstances.

The Class B Shareholder meeting will be held Tuesday, March 16, 2004, at 3:30 p.m., Central Time, in the Michigan Ballroom at UBS Tower, located at One North Wacker Drive, Chicago, Illinois.

For more information regarding the initiative and the Class B Shareholder vote, please view the following resources.

Proposal [links to the Proposal set forth in CME Holdings’ definitive proxy statement, previously filed with Securities and Exchange Commission (“SEC”) on February 24, 2004]

Proxy Statement [links to CME Holdings’ definitive proxy statement, previously filed with the SEC on February 24, 2004]

Questions and Answers about the Proposal [links selected questions and answers contained in CME Holdings’ definitive proxy statement, previously filed with the SEC on February 24, 2004]

Percentage of RTH Trading Volume on GLOBEX® [links to the following information on CME Holdings’ Web site: “For the five trading days ending on, and including February 13, 2004, electronic trading in the March 2004, June 2004 and September 2004 Eurodollar futures contracts represented approximately 25.14 percent, 18.92 percent and 15.27 percent, respectively, of total RTH trading volume in the applicable contract month.”

Press Release [links to CME Holdings’ press release issued on February 13, 2004, previously filed with the SEC on February 17, 2004]

Member Letter [links to letter sent to CME Holdings’ Class B shareholders on February 13, 2004, previously filed with the SEC on February 17, 2004]

Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) regarding the Special Meeting of shareholders to be held on March 16, 2004. In addition, Chicago Mercantile Exchange Holdings Inc. may be filing other relevant documents concerning the Special Meeting with the SEC. Shareholders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Special Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC’s Web site at www.sec.gov. In addition, shareholders may obtain copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Special Meeting.

Chicago Mercantile Exchange Holdings Inc., its directors, executive officers and certain other members of management and employees may be soliciting proxies from shareholders in favor of the proposal. Information concerning the participants in the solicitation is set forth in the definitive proxy statement filed by Chicago Mercantile Exchange Holdings Inc. with the SEC on February 24, 2004.